                    AMENDMENT, WAIVER AND CONSENT dated as
               of June 6, 1996 (this "Amendment") to the
               Credit Agreement dated as of September 23,
               1990 (as amended and restated as of
               September 29, 1995) (the "Credit Agreement"), among ESCO ELECTRONICS CORPORATION, a Missouri corporation ("ESCO"), DEFENSE HOLDING CORP., a Delaware corporation (the "Borrower"), the BANKS party thereto (the "Banks") and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Agent (the "Agent").

          A. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement, as amended hereby.

          B. ESCO and the Borrower have requested that the Banks enter into this Amendment in order to permit the potential sale of Hazeltine or its assets (the "Hazeltine Transaction"). Hazeltine is one of the Borrower's Subsidiaries. The Banks are willing to permit the Hazeltine Transaction, subject to the terms and conditions set forth herein.

          Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

          SECTION 1.  Consent and Waiver.  (a)  Subject to
                      ------------------
the conditions set forth in paragraph (b) below, the undersigned Banks hereby consent to the Hazeltine Transaction under Section 5.13(b) of the Credit Agreement and waive compliance with the provisions of Sections 5.11(d) and 5.12 of the Credit Agreement to the extent, but only to the extent, necessary to allow the use of the proceeds of the Hazeltine Transaction as provided below.

          (b) The foregoing consent and waiver shall be subject to the satisfaction of the following conditions:

               (i)  The Hazeltine Transaction shall be
          consummated on or before September 30, 1996, as a sale of all the outstanding capital stock or all or substantially all of the assets of Hazeltine for fair market value (and in any event no less than $100,000,000) and solely for cash consideration.

               (ii)  At the time of and after giving effect
          to the Hazeltine Transaction, no Default shall have occurred and be continuing.

               (iii)  On the date of consummation of the
          Hazeltine Transaction (the "Hazeltine Closing Date"), the Agent shall have received a certificate from the Borrower as to the portion of the Borrowing Base (as reflected in the most recent Borrowing Base Certificate delivered prior to the Hazeltine Closing Date) transferred as a result of the Hazeltine Transaction. The Borrowing Base shall thereupon be reduced to reflect the consummation of the Hazeltine Transaction and if on the Hazeltine Closing Date, after giving effect to the Hazeltine Transaction, the sum of the Letter of Credit Exposure plus the aggregate outstanding principal amount of the Working Capital Loans exceeds the Borrowing Base, the Borrower shall forthwith comply with
          Section 2.08(c) of the Credit Agreement.

               (iv)  None of ESCO, the Borrower or any
          Subsidiary shall have transferred any assets to Hazeltine prior to the Hazeltine Closing Date except in the ordinary course of business.

               (v)  On or prior to the Hazeltine Closing
          Date, unless the Borrower shall choose to remain liable after the Hazeltine Closing Date for all obligations and liabilities under the Hazeltine Letters of Credit, each Issuing Bank that shall have issued any of the Hazeltine Letters of Credit shall have received (A) letters of credit issued to such Issuing Bank in respect of the Hazeltine Letters of Credit issued by it, in amounts equal to the Letter of Credit Exposure in respect of such Hazeltine Letters of Credit and issued by a bank and in a form satisfactory to such Issuing Bank, supporting the obligations to reimburse drawings under such Hazeltine Letters of Credit, and (B) if the Hazeltine Transaction is consummated as a sale of assets, a written agreement, satisfactory in form to such Issuing Bank, signed by the purchaser of such assets, to

                                                                     3
          the effect that such purchaser assumes all liability of the Borrower in respect of fees payable in respect of such Hazeltine Letters of Credit and obligations to reimburse Letter of Credit Disbursements thereunder. If each such Issuing Bank receives the letters of credit and written agreement (if any) set forth in (A) and
          (B) above on the Hazeltine Closing Date, the Borrower shall pay all fees in respect of the Hazeltine Letters of Credit accrued through and including the Hazeltine Closing Date.

               (vi)  On, or within one Business Day after,
          the Hazeltine Closing Date, the Borrower shall prepay Term Loans in the aggregate principal amount of $6,000,000, if such prepayment is made prior to June 30, 1996, or $5,500,000, if such prepayment is made on or after June 30, 1996. As soon as practicable after the Hazeltine Closing
          Date and with such advance notice as is required by the terms thereof, the Borrower shall fully prepay the PTI Note.

          SECTION 2.  Amendment of the Credit Agreement.
                      ----------------------------------
The Credit Agreement is hereby amended as follows:

          (a)  Section 1.01 of the Credit Agreement is
hereby amended as follows:

               (i)  The definition of "Consolidated Adjusted
          Net Income" is hereby amended by inserting an ending parenthesis after the word "nature" at the end of such definition.

               (ii)  The definition of "Letter of Credit
          Exposure" is hereby amended by inserting at the end of the first sentence thereof: ", but the "Letter of Credit Exposure" shall not include any drawn or undrawn amounts under the Hazeltine
          Letters of Credit if and when the Hazeltine
          Letters of Credit cease to constitute Letters of Credit as provided in Section 2.14(n)".

               (iii)  The definition of "Specified
          Subsidiaries" is hereby amended by inserting at
          the end of such definition the following proviso:
          ";provided that Hazeltine shall cease to be a
            --------

          Specified Subsidiary upon consummation of the Hazeltine Transaction."

               (iv)  The following definitions are hereby
          added to Section 1.01 in their appropriate alphabetical order:

          "Hazeltine Closing Date" means the date of
           ----------------------
consummation of the Hazeltine Transaction.

          "Hazeltine Letters of Credit" means Letters of
           ---------------------------
Credit that will remain outstanding after consummation of the Hazeltine Transaction and that are issued to support an obligation of Hazeltine or for the account of Hazeltine.

          "Hazeltine Transaction" means the sale of all the
           ---------------------
outstanding capital stock or all or substantially all the assets of Hazeltine (and, in the case of an asset sale, the liquidation of Hazeltine) in accordance with the terms and conditions of Section 1 of the Amendment, Waiver and Consent dated as of June 6, 1996, relating to this Agreement.

          "Restricted Payment Amount" means an amount equal
           -------------------------
to the net cash proceeds of the Hazeltine Transaction received by the Borrower less the sum of the amounts applied to prepay Term Loans and the PTI Note in connection with the Hazeltine Transaction as required by the terms and conditions of Section 1 of the Amendment, Waiver and Consent dated as of June 6, 1996, relating to this Agreement; provided that the Restricted Payment Amount shall not exceed
--------
$50,000,000.

          (b)  The first sentence of Section 2.08(a) of the
Credit Agreement is hereby amended by inserting at the end
thereof the following proviso:  ";provided that if the
                                  --------
Hazeltine Transaction is consummated, the $500,000 amount referred to above shall be reduced to $325,000 for payments due thereafter".

          (c)  Section 2.14 of the Credit Agreement is
hereby amended by inserting at the end thereof the following additional paragraph:

               (n)  If the Hazeltine Transaction is
          consummated in accordance with Section 1 of the
          Amendment, Waiver and Consent dated as of June 6,
          1996, relating to this Agreement and if each
                                           ---
          Issuing Bank that shall have issued any of the

          Hazeltine Letters of Credit shall have received the letters of credit and written agreement (if any) referred to in Section 1(b)(v) thereto, then on and as of the Hazeltine Closing Date (i) the Hazeltine Letters of Credit shall cease to constitute Letters of Credit hereunder, (ii) the Borrower, ESCO and the Subsidiaries shall be released from their obligations and liabilities in respect of the Hazeltine Letters of Credit and
          (iii) the Banks shall be released from their
          participations in the Hazeltine Letters of Credit; provided that (i) the Borrower shall indemnify the
          --------
          Issuing Banks in respect of the Hazeltine Letters of Credit for any failure by Hazeltine (or the purchaser of its assets) to pay fees in respect of the Hazeltine Letters of Credit after the Hazeltine Closing Date, and (ii) unless the Hazeltine Transaction is consummated as a sale by Hazeltine of its assets, Hazeltine shall not be released from its obligations and liabilities in respect of the Hazeltine Letters of Credit and shall remain liable on and after the Hazeltine Closing Date for the reimbursement of drawings under the Hazeltine Letters of Credit and for the payment of fees in respect thereof to the respective Issuing Banks, all on the terms specified in this Agreement applicable to Letters of Credit, notwithstanding any contrary provision herein or in any other Loan Document.

          (d)  Section 5.12 of the Credit Agreement is
hereby amended as follows:

          (i) Clause (ii)(b) of Section 5.12 is hereby deleted and replaced with the following: "(b) the aggregate, cumulative dividends paid pursuant to this clause (ii) does not exceed during any fiscal year 25% of Consolidated Net Income for the next preceding fiscal year of ESCO plus, if the Hazeltine Transaction is consummated, additional dividends not to exceed, on a cumulative basis commencing with the Hazeltine
     Closing Date, the Restricted Payment Amount less any amounts paid for stock repurchases based on the Restricted Payment Amount pursuant to clause (iii) below;"

          (ii) Clause (iii)(b) of Section 5.12 is hereby deleted and replaced with the following:

     "(b) aggregate Restricted Payments pursuant to this clause (iii) shall not exceed $5,000,000 during the 12-month period ending on the date of such purchase and shall not exceed $10,000,000 on a cumulative basis commencing with September 30, 1995, plus, if the Hazeltine Transaction is consummated, additional stock repurchases not to exceed, on a cumulative basis commencing with the Hazeltine Closing Date, the Restricted Payment Amount less any amounts paid as cash dividends based on the Restricted Payment Amount pursuant to clause (ii) above;"

          (e)  Section 5.13(a) of the Credit Agreement is
hereby amended by inserting at the end of the first
parenthetical clause appearing in clause (iii) of such
Section, immediately before the close of such parenthetical
clause, the following:  ";provided that, if the Hazeltine
                          --------
Transaction is consummated, then on and after the Hazeltine
Closing Date the foregoing provisions of this parenthetical clause shall cease to apply and, in lieu thereof, such cash consideration shall not exceed, in any fiscal year, the excess of $10,000,000 over the aggregate cumulative amount of Investments made in such fiscal year in reliance upon clause (g) of Section 5.16".

          (f)  Section 5.16 of the Credit Agreement is
hereby amended as follows:

               (i)  Section 5.16(c) thereof is hereby
          deleted in its entirety.

               (ii)  Section 5.16(g)(iii) is hereby amended
          by inserting at the end of Section 5.16(g)(iii) the following: ";provided that, if the Hazeltine
                           --------
          Transaction is consummated, then on and after the Hazeltine Closing Date the foregoing provisions of this Section 5.16(g)(iii) shall cease to apply and, in lieu thereof, the aggregate cumulative amount of all Investments made immediately after any such Investment is made or acquired, in any fiscal year made in reliance upon this clause (g), shall not exceed the excess of $10,000,000 over the aggregate cumulative amount of consideration paid in such fiscal year in respect of acquisitions made in reliance upon clause (iii) of
          Section 5.13(a)".

          (g)  Section 5.22 of the Credit Agreement is
hereby amended by inserting at the end thereof the phrase "minus (iv) if the Hazeltine Transaction is consummated, the aggregate amount that Consolidated Adjusted Tangible Net Worth is reduced as a result of repurchases of ESCO capital stock or the payment of any cash dividends to the holders of ESCO capital stock pursuant to clause (ii) or (iii) of
Section 5.12, but only to the extent made in reliance upon the Restricted Payment Amount".

          SECTION 3.  Representations and Warranties.  Each
                      ------------------------------
of ESCO and the Borrower hereby represents and warrants to each Bank, on and as of the date hereof, that:

          (a) This Amendment has been duly authorized, executed and delivered by each of ESCO and the Borrower, and each of this Amendment and the Credit Agreement as amended by this Amendment constitutes a legal, valid and binding obligation of each of ESCO and the Borrower, enforceable in accordance with its terms.

          (b) The representations and warranties of each of ESCO and Borrower contained in the Credit Agreement and in each other Loan Document are true and correct in all respects with the same effect as if made on and as of the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date.

          (c)  Before and after giving effect to this
Amendment, no Default has occurred and is continuing.

          SECTION 4.  Effectiveness.  This Amendment shall
                      -------------
become effective upon receipt by the Agent of counterparts hereof signed by each of ESCO, the Borrower, the Required
Banks and each Issuing Bank.

          SECTION 5.  Miscellaneous.  (a)  This Amendment
                      -------------
constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

          (b)  Section headings used herein are for
convenience of reference only and are not to affect the construction of, or to be taken into consideration in interpreting, this Amendment.

          (c)  This Amendment shall be construed in
accordance with and governed by the law of the State of New York.

          (d) Each reference to a party hereto shall be deemed to include its successors and assigns, all of whom shall be bound by this Amendment and to whose benefit the provisions of this Amendment shall inure.

          (e) This Amendment may be executed in any number of counterparts, each of which shall be an original but all of which, when taken together, shall constitute but one instrument.

          (f) Except as specifically amended or modified hereby, the Credit Agreement shall continue in full force and effect in accordance with the provisions thereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the date first above written.


                                       ESCO ELECTRONICS CORPORATION

                                         by
                                            /s/ Donald H. Nonnenkamp
                                            -----------------------------------
                                            Name:  Donald H. Nonnenkamp
                                            Title: Vice President &
                                                   Treasurer

                                       DEFENSE HOLDING CORP.

                                         by
                                           /s/ P.M. Ford
                                           ------------------------------------
                                           Name:  P.M. Ford
                                           Title: Sr. Vice President &
                                                  CFO


                                       MORGAN GUARANTY TRUST COMPANY OF
                                       NEW YORK, as Agent

                                         by
                                            /s/ Kevin J. O'Brien
                                            -----------------------------------
                                            Name:  Kevin J. O'Brien
                                            Title: Vice President

                                       MORGAN GUARANTY TRUST COMPANY
                                       OF NEW YORK

                                         by
                                            /s/ Kevin J. O'Brien
                                            -----------------------------------
                                            Name:  Kevin J. O'Brien
                                            Title: Vice President

                                       THE BOATMAN'S NATIONAL BANK
                                       OF ST. LOUIS

                                         by
                                            /s/ Debra G. Jansma
                                            -----------------------------------
                                            Name:  Debra G. Jansma
                                            Title: Vice President


                                       THE BANK OF NEW YORK

                                         by
                                            /s/ John C. Lambert
                                            -----------------------------------
                                            Name:  John C. Lambert
                                            Title: Vice President


                                       THE BANK OF NOVA SCOTIA

                                         by

                                            -----------------------------------
                                            Name:
                                            Title:


                                       THE SUMITOMO BANK, LIMITED

                                         by
                                            /s/ Teresa A. Lekich
                                            -----------------------------------
                                            Name:  Teresa A. Lekich
                                            Title: Vice President


                                       FIRST UNION NATIONAL BANK OF
                                       NORTH CAROLINA

                                         by
                                            /s/ Mark M. Harden
                                            -----------------------------------
                                            Name:  Mark M. Harden
                                            Title: Vice President

                                       SANWA BUSINESS CREDIT
                                       CORPORATION

                                         by
                                            /s/ Lawrence J. Placek
                                            -----------------------------------
                                            Name:  Lawence J. Placek
                                            Title: Vice President